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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-42624 and No. 333-50257) of Integrated Orthopaedics, Inc. of our report dated March 19, 1999, with respect to the consolidated financial statements of Integrated Orthopaedics, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.


                                             Ernst & Young LLP


Houston, Texas
March 26, 1999